                                                            Exhibit 21
                                                Subsidiaries of the Ferrofluidics
                                                 Corporation As of June 30, 1995



             NAME                                                                                 PLACE OF ORGANIZATION
             ----                                                                                 ---------------------
             Advanced Products and Technologies, GmbH                                             Nurtingen, Germany
             Advanced Products and Technologies, Ltd.                                             Oxford, England
             Advanced Products and Technologies, S.A.                                             Spain
             Ferrofluidics Japan Corporation                                                      Tokyo, Japan
             Ferrohydrodynamics Corporation                                                       Massachusetts
             Ferrofluid Finance Corporation, N.V.                                                 Netherlands Antilles






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